EXHIBIT 23(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Stockholder Prestige Fragrance & Cosmetics, Inc.:

         We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Proxy
Statement/Prospectus.

                                                        KPMG PEAT MARWICK LLP

New York, New York
April 2, 1997